Exhibit 23.1

                        Consent of Spicer, Jeffries & Co.

                     [Letterhead of Spicer, Jeffries & Co.]

               Consent of Independent Certified Public Accountant

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-57184) of Global Diversified Acquisition Corp. and in this Registration Statement of our report dated July 2, 2003, which appears on pages F-1 through F-13 of the annual report on Form 10-KSB for the year ended March 31, 2003 filed on July 16, 2003.

/s/ SPICER, JEFFRIES & CO.
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Spicer, Jeffries & Co.
4155 E. Jewell Avenue, Suite 307
Denver, Colorado 80222

September 23, 2003